AGENCY CONTRACT
                                 ---------------

1. PARTIES. This contract is executed this 19th day of May, 2000, between EUROTECH LTD., 1216 l6th Street N.W., Washington, D.C.. herein called "principal," and MCPHEE ENVIRONMENTAL SUPPLY of 11460 N. Cave Creek Road, Phoenix, Arizona, herein called "agent."

2. SUBJECT MATTER. The principal is engaged in the development and manufacture of certain environmentally friendly substances which are listed in Appendix A and which are herein called "products" The principal has agreed to appoint the agent as its sole agent in the states of Arizona, New Mexico, Colorado, Texas and southern Nevada, collectively herein called "territory." Additionally, agent shall have the right to sell to accounts outside of its territory until such time as a distributor is appointed in that state and agent shall thereafter retain the right to sell to its previously named accounts so long as said accounts are not inactive for a period of six months. Agent must provide principal notice of active accounts outside of its territory.

3. APPOINTMENT OF AGENT. The principal hereby appoints McPhee Environmental Supply, Inc. for the term of three (3) years from the date hereof, but determinable as hereinafter provided, the sole agent of the principal in the territory for the selling and distribution of principal's products listed in Appendix A.

4. PRINCIPAL TO SUPPLY PRODUCTS AT CERTAIN PRICES. The principal shall sell to the agent and supply him with the products during the continuance of the term in such quantities as he shall from time to time require and shall ship and consign the same to the agent at prices which shall not be greater than those at the time fixed by the principal as the wholesale prices of the products, and which shall not be greater than the lowest prices allowed by the principal to his selling agents in other states. Nor shall the principal grant any selling agent in other states any condition or other benefit which would have the effect of granting such agent more favorable terms than agent.

5. PRINCIPAL NOT TO SELL TO OTHERS. The principal shall not at any time during the term, without the previous consent in writing of the agent, sell or supply to any other person in the territory any of the products or appoint any other agent to sell the same in the State. This paragraph does not apply to sales to named accounts.

6. MODE OF PAYMENT. On delivery of each consignment of any of the products in pursuance or an order for the same, the agent shall pay the principal for the quantity so delivered at the price hereinbefore mentioned on such terms as are agreeable to the parties at that time.



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7. AGENT TO SELL. The agent shall, during the continuance of the term, sell and supply the products in the territory at such prices as he shall see fit; provided, however, that principal may set a minimum price below which agent may not sell. In making such sales agent shall exclusively use a form of sales agreement approved by principal. The agent shall use his best endeavors to introduce the products to public notice and patronage and to bring the seine into general use within the territory.

8. AGENT'S PROFIT. The difference between the prices at which the product shall be sold and invoiced as aforesaid by the principal to the agent and the prices received by him from his customers shall be his profit in full and he shall have no obligations therefrom.

9. EXPENSES, LOSSES, AND DAMAGES, HOW BORNE. The agent shall bear and pay all expenses, losses, and damages of and attending the carriage of the products after they shall have been delivered by the principal at the agents place of business, or such other location as the agent my direct, or to the carrier appointed to receive the same, and all losses, damages, debts and liabilities incurred by the agent in and by the sale of the products, and all costs and expenses of selling the same, and every other expense relating or incidental thereto, save and excepting advertising, as hereinafter provided, and save and excepting costs, damages, or expenses arising from any action or proceeding brought against the agent on account of or in respect to the title of the principal to the products and the right to sell an advertise the same on his behalf, from all such costs, damages, and expenses the principal shall at all times save harmless and indemnify the agent.

10. ADVERTISING. All such expenses as shall be incurred by the agent for advertising the product according to the direction of the principal shall from time to time be deducted and allowed in the settlement of accounts between the parties. All other orders for advertising the product shall be mutually agreed upon in writing between the parties hereto, and the expenses thereof shall be borne between them on the agreed upon basis in the settlement of accounts between the parties.

11. RENEWAL AND TERMINATION. On May 19, 2003 (the first renewal date) and on May 19th of each year thereafter that this Contract is in effect, this Contract shall automatically be renewed for an additional year. Provided, however, that either party may terminate this Contract by giving written notice of termination not less than ninety days before any renewal date. This Contract may also be terminated thirty days after execution by both parties with a written consent of termination. In addition, this Contract may be unilaterally terminated for cause by either party upon thirty days written notice to the other party. For purposes of this provision, cause shall be limited to circumstances where either party fails for six months to perform its obligations under this Contract after written notice and demand by the other party.



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12. ACCOUNTING AND SETTLEMENT UPON TERMINATION. Within thirty days of termination of this Contract, each party shall account to the other for all of its existing rights and obligations under the Contract. Settlement on these accountings shall be within sixty days of termination.

13. ENTIRE AGREEMENT. This contract constitutes the entire agreement between the parties. No modification or amendment of this contract shall be effective unless in writing and signed by both parties. This contract replaces any and all prior agreements between the parties.

14. ASSIGNMENT. Neither the principal nor the agent shall assign or sell any interest in this contract without otter party's prior written consent.

15. NOTICE. All notices required or permitted under this contract shall be deemed delivered when delivered in person or by United States mail, postage prepaid, addressed to the appropriate party at the address shown for that party in this contract.

16. SEVERABILITY. If any portion of this contract shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this contract is invalid or unenforceable, but by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

17. WAIVER. The failure of either party to enforce any provision of this contract shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every other provision.

18. GOVERNING LAW. This contract shall be construed in accordance with the laws of the State of Arizona.


Dated this 19th day of May, 2000.


/s/ signature                                        /s/ signature
-----------------------                              --------------
McPhee Environmental Supply                          Eurotech Ltd.

        APPENDIX A


        1.  Non-Isocyanate Ployurethane (HNIPU

        2.  FIRESIL.

        3.  Highly Absorbent Mineral Material for Oil Spill Removal (Sorbtech)

        4.  Water Sealant

                           MCPHEE ENVIRONMENTAL SUPPLY
                           11460 North Cave Creek Road
                             Phoenix, Arizona 85020
                                                                    May 19, 2000

DEMAND PURCHASE ORDER


TO: EUROTECH, LTD.
    1216 16th Street N.W.
    Washington, D.C.


  Quantity I           Description                        Price
  --------             -----------                        -----

                       Sorbtech*                          $5,000,000.00

                       NHIPU                              $3,000,000.00

                       FIRESIL                            $1,000,000.00

                       Wood Pres                          $1,000,000.00
                                                        ---------------
                                                        $ 10,000,000.00


*Sorbtech - 4,000,000 lbs @ $1.25

1. Purchaser shall have the absolute right to specify quantities and dates of delivery.
2. This order represents purchaser's estimate of its best efforts and is effective for sixteen months.
3. Purchaser only agrees to order such actual quantities of the various products at purchaser determines to be reasonably marketable within its authorized territory.
4. Where no unit price is specified herein, purchaser reserves the right or acceptance.
5. Purchaser reserves the right to cancel any portion of this purchase order.



                               Purchasing Agent  /s/ signature
                                               --------------------------